As filed with the Securities and Exchange Commission on July 11, 2005	Registration No. 333 –

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S–8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ANADARKO PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	76-0146568 (I.R.S. Employer Identification No.)

1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of Principal Executive Offices, including Zip Code)

Amended and Restated 1999 Stock Incentive Plan
(Full Title of the Plan)

Charlene A. Ripley
Vice President, General Counsel and Corporate Secretary
Anadarko Petroleum Corporation
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(832) 636-1000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Michael E. Dillard, P.C.
Julien R. Smythe
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
(713) 220-5800

Calculation of Registration Fee

			Proposed		Proposed
			Maximum		Maximum		Amount of
	Amount to be		Offering Price		Aggregate		Registration
Title of Securities to be Registered	Registered		Per Share		Offering Price		Fee
Common Stock, par value $0.10 per share, and Rights attached thereto	7,987,230	(1)(2)	$86.49	(3)	$690,815,523	(3)	$81,308.99

(1)	Registrant is registering an aggregate of 7,987,230 shares under its Amended and Restated 1999 Stock Incentive Plan pursuant to this Registration Statement. The shares being registered represent an increase in the shares reserved for issuance under the Plan from 14,000,000 shares to 21,987,230 shares.

(2)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under such Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(3)	Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) on the basis of the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on July 6, 2005.

PART II
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
ITEM 8. EXHIBITS
ITEM 9. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX
Amended and Restated 1999 Stock Incentive Plan
Opinion of Counsel regarding legality of securities being registered
Consent of KPMG LLP
Consent of Netherland, Sewell & Associates, Inc.

EXPLANATORY NOTE AND INCORPORATION OF CONTENTS OF PREVIOUSLY FILED
REGISTRATION STATEMENTS BY REFERENCE

Pursuant to the General Instruction E of Form S-8, Anadarko Petroleum Corporation (“Anadarko” or the “Company”) is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) to include an additional 7,987,230 shares under its Amended and Restated 1999 Stock Incentive Plan. Pursuant to such Instruction E, the contents of the Registrant’s Form S-8 Registration Statement No. 333-65420, filed with the SEC on July 19, 2001, and the contents of the Registrant’s Form S-8 Registration Statement No. 333-78303, filed with the SEC on May 12, 1999, are hereby incorporated by reference, except as revised in Part II of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this Registration Statement the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information filed with the SEC after the date of this Registration Statement will update and supersede this information. We incorporate by reference the documents listed below and future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the Common Stock covered by this Registration Statement is issued.

The following documents filed with the Commission are hereby incorporated by reference:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2004;

(b)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005;

(c)	Our Current Reports on Form 8-K, filed with the Commission on January 13, 2005, January 28, 2005, May 17, 2005 and July 6, 2005; and

(d)	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 4, 1986.

You may request a copy of these filings, at no cost, by writing to or telephoning us at our principal executive offices as follows:

CORPORATE SECRETARY
ANADARKO PETROLEUM CORPORATION
1201 LAKE ROBBINS DRIVE
THE WOODLANDS, TEXAS 77380
(832) 636-1000

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Akin Gump Strauss Hauer & Feld LLP will pass upon the validity of the shares of Common Stock offered hereby.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides for indemnification of officers and directors under certain conditions.

Article IX of the By-Laws of Anadarko provides for indemnification of officers and directors to the fullest extent which may be provided by a by-law under applicable law.

Anadarko maintains insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”), under insurance policies, the premiums of which are paid by Anadarko. The effect of these is to indemnify any officer or director of Anadarko against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by an officer or director upon a determination that such person acted in good faith.

ITEM 8. EXHIBITS

	Exhibit
	Number	Exhibit Description
	4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4(a) to Form S-3 dated May 9, 2001, File No. 333-60496).

	4.2	Amendment to Restated Certificate of Incorporation, dated July 14, 2000 (incorporated by reference to Exhibit 4.1 to Form 8-K dated July 28, 2000, File No. 1-8968).

	4.3	By-laws of the Company (incorporated by reference to Exhibit 3(b) to the Form 10-Q for quarter ended September 30, 2004, File No. 1-8968).

	4.4	Rights Agreement dated as of October 29, 1998 between the Company and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.1 to Form 8-A, dated October 30, 1998, File No. 1-8968).

	4.4	Amendment No. 1 to Rights Agreement, dated as of April 2, 2000 between Anadarko and the Rights Agent (incorporated by reference to Exhibit 2.4 to Form 8-K, dated April 2, 2000, File No. 1-8968).

	4.4	Certificate of Designation of 5.46% Cumulative Preferred Stock, Series B (incorporated by reference to Exhibit 4(a) to Form 8-K, dated May 6, 1998, File No. 1-8968).

*	4.5	Amended and Restated 1999 Stock Incentive Plan.

*	5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding legality of securities being registered.

*	23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

*	23.2	Consent of KPMG LLP.

*	23.3	Consent of Netherland, Sewell & Associates, Inc.

*	24.1	Power of Attorney (see signature page).

* Filed herewith.

ITEM 9. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Anadarko Petroleum Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on this 11th day of July, 2005.

ANADARKO PETROLEUM CORPORATION
By:	/s/ James R. Larson
JAMES R. LARSON
Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints Robert J. Allison, Jr., James T. Hackett and Charlene A. Ripley, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ James T. Hackett	President, Chief Executive Officer and	July 11, 2005
James T. Hackett	Director (Principal Executive Officer)

/s/ James R. Larson	Senior Vice President, Finance and	July 11, 2005
James R. Larson	Chief Financial Officer
(Principal Financial Officer)

/s/ Diane L. Dickey	Vice President and Controller	July 11, 2005
Diane L. Dickey	(Principal Accounting Officer)

/s/ Robert J. Allison, Jr.	Director	July 11, 2005
Robert J. Allison, Jr.

/s/ Conrad P. Albert	Director	July 11, 2005
Conrad P. Albert

Signature	Title	Date
/s/ Larry Barcus	Director	July 11, 2005
Larry Barcus

/s/ James L. Bryan	Director	July 11, 2005
James L. Bryan

/s/ John R. Butler	Director	July 11, 2005
John R. Butler

/s/ H. Paulett Eberhart	Director	July 11, 2005
H. Paulett Eberhart

/s/ Preston M. Geren III	Director	July 11, 2005
Preston M. Geren III

/s/ John R. Gordon	Director	July 11, 2005
John R. Gordon

/s/ John W. Poduska, Sr., Ph.D.	Director	July 11, 2005
John W. Poduska, Sr., Ph.D.

EXHIBIT INDEX

	Exhibit
	Number	Exhibit Description
	4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4(a) to Form S-3 dated May 9, 2001, File No. 333-60496).

	4.2	Amendment to Restated Certificate of Incorporation, dated July 14, 2000 (incorporated by reference to Exhibit 4.1 to Form 8-K dated July 28, 2000, File No. 1-8968).

	4.3	By-laws of the Company (incorporated by reference to Exhibit 3(b) to the Form 10-Q for quarter ended September 30, 2004, File No. 1-8968).

	4.4	Rights Agreement dated as of October 29, 1998 between the Company and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.1 to Form 8-A, dated October 30, 1998, File No. 1-8968).

	4.4	Amendment No. 1 to Rights Agreement, dated as of April 2, 2000 between Anadarko and the Rights Agent (incorporated by reference to Exhibit 2.4 to Form 8-K, dated April 2, 2000, File No. 1-8968).

	4.4	Certificate of Designation of 5.46% Cumulative Preferred Stock, Series B (incorporated by reference to Exhibit 4(a) to Form 8-K, dated May 6, 1998, File No. 1-8968).

*	4.5	Amended and Restated 1999 Stock Incentive Plan.

*	5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding legality of securities being registered.

*	23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

*	23.2	Consent of KPMG LLP.

*	23.3	Consent of Netherland, Sewell & Associates, Inc.

*	24.1	Power of Attorney (see signature page).

* Filed herewith.